SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HOLOPHANE CORP

          GABELLI FOUNDATION
                                 7/23/99           34,300-           38.5000
          MJG ASSOCIATES, INC.
                                 7/23/99            3,000-           38.5000
          GABELLI GLOBAL PARTNERS, L.P.
                                 7/23/99            5,810-           38.5000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/23/99           40,000-           38.5000
          GABELLI INTERNATIONAL LTD
                                 7/23/99           50,000-           38.5000
          GABELLI GLOBAL PARTNERS, LTD
                                 7/23/99            3,190-           38.5000
          GAMCO INVESTORS, INC.
                                 7/23/99          216,500-           38.5000
          GABELLI ASSOCIATES LTD
                                 7/23/99          105,000-           38.5000
                                 7/23/99            3,000-           38.5000
          GABELLI ASSOCIATES FUND
                                 7/23/99          236,000-           38.5000
          GABELLI FUNDS, LLC.
               THE GABELLI EQUITY TRUST,INC.
                                 7/23/99          100,000-           38.5000
































                                           SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HOLOPHANE CORP

               THE GABELLI EQUITY INCOME FUND
                                 7/23/99           30,000-           38.5000
               THE GABELLI ASSET FUND
                                 7/23/99           85,000-           38.5000
               THE GABELLI CAPITAL ASSET FUND
                                 7/23/99           40,000-           38.5000
               THE GABELLI ABC FUND
                                 7/23/99            2,000            38.4875
                                 7/23/99          191,200-           38.5000
































          (1) ALL DISPOSITIONS ON 07/23/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.